ELEVENTH
                             SUPPLY AGREEMENT
                        FOR PACKAGE IV EXCESS SALES

                   (1973 CONTRACT BUILD-DOWN QUANTITIES)


                                  between


                                 PERTAMINA


                                    and


                        VIRGINIA INDONESIA COMPANY
                         LASMO SANGA SANGA LIMITED
                           OPICOIL HOUSTON, INC.
                    UNION TEXAS EAST KALIMANTAN LIMITED
                     UNIVERSE GAS & OIL COMPANY, INC.
                                    and
                      VIRGINIA INTERNATIONAL COMPANY




                     Dated: September 22, 1993
                     Effective: January 1, 1990

                                 ELEVENTH
                             SUPPLY AGREEMENT
                        FOR PACKAGE IV EXCESS SALES
                   (1973 CONTRACT BUILD-DOWN QUANTITIES)




    THIS SUPPLY AGREEMENT, made and entered into in Jakarta the 22nd day of September, 1993, but effective as of the 1st day of January, 1990, by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("PERTAMINA"), on the one hand, and VIRGINIA INDONESIA COMPANY ("VICO"), LASMO SANGA SANGA LIMITED, OPICOIL HOUSTON, INC., UNION TEXAS EAST KALIMANTAN LIMITED, UNIVERSE GAS & OIL COMPANY, INC., and VIRGINIA INTERNATIONAL COMPANY (herein referred to collectively as "Contractors" and individually as "Contractor"), on the other hand,

                                WITNESSETH:

    WHEREAS, Contractors individually own or control all of the interest of "Contractors" in that certain Amended and Restated Production Sharing Contract, dated April 23, 1990, but effective as of August 8, 1968 (such contract as hereafter amended is herein referred to as the "Amended and Restated Production Sharing Contract") and that certain Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1998 (such contract as hereafter amended is herein referred to as the "Renewed Production Sharing Contract"). The Amended and Restated Production Sharing Contract and the Renewed Production Sharing Contract are herein referred to collectively as the "Production Sharing Contracts" and the area covered thereby is herein referred to as the "VICO Contract Area"; and

    WHEREAS, pursuant to the Production Sharing Contracts, each of PERTAMINA and Contractors is entitled to take and receive, sell and freely export its respective share of the Natural Gas produced and saved from the VICO Contract Area (the percentage share of such Natural Gas to which each of PERTAMINA and Contractors is entitled, as determined under the Production Sharing Contracts, is herein referred to as the "Production Sharing Percentage" of such party); and

    WHEREAS, the reserves of Natural Gas in the VICO Contract Area exceed the reserves of Natural Gas committed to be produced, supplied and delivered by PERTAMINA and Contractors to meet a portion of PERTAMINA's existing obligations under LNG sales contracts, LPG sales contracts, and domestic gas sales contracts; and

    WHEREAS, PERTAMINA, with assistance from Contractors, has constructed and expanded and is further expanding the Natural Gas liquefaction and related facilities located at Bontang Bay, on the east coast of Kalimantan, Indonesia (herein referred to as the "Bontang Plant"); and

    WHEREAS, PERTAMINA and Contractors are parties to the Amended and Restated Bontang Processing Agreement dated as of February 9, 1988 (as from time to time amended, the "Processing Agreement"), which provides for the operation of the Bontang Plant and the payment of the costs of such operation (such costs as determined in accordance with the Processing Agreement are herein referred to as "Plant Operating Costs"); and

    WHEREAS, PERTAMINA and Contractors have agreed to use the Bontang Plant in part for the liquefaction of the VICO Contract
Gas (as defined in Section 3.2 hereof) and the Other Contract Gas
(as defined in Section 3.3 hereof); and

    WHEREAS, PERTAMINA, in collaboration with Contractors, its production sharing contractors in other contract areas in East Kalimantan (herein referred to as the "Other Contract Areas") and Mobil Oil Indonesia Inc. ("MOBIL"), has entered into that certain LNG Sales Contract originally dated as of December 3, 1973, with Chubu Electric Power Co., Inc., The Kansai Electric Power Co., Inc., Kyushu Electric Power Co., Inc., Nippon Steel Corporation, Osaka Gas Co., Ltd., and Toho Gas Co., Ltd. (herein referred to collectively as "Buyers" and individually as "Buyer"); and

    WHEREAS, by a Memorandum of Agreement effective as of January 1, 1983 (the "15 Year Memorandum"), PERTAMINA and Buyers increased the Fixed Quantities under the said LNG Sales Contract;
and

    WHEREAS, in support of the performance of its obligations under the said LNG Sales Contract and the 15 Year Memorandum, PERTAMINA entered into agreements (herein referred to as the "Original Supply Agreements") with the following production sharing contractors: (i) with Contractors, pursuant to an amended and restated supply agreement effective as of December 3, 1973; (ii) with TOTAL Indonesie ("TOTAL") and Indonesia Petroleum, Ltd. ("INPEX"), pursuant to a supply agreement effective as of even date herewith; and (iii) with MOBIL, pursuant to a supply agreement effective as of December 3, 1973; and

    WHEREAS, the original annual Fixed Quantities under the said LNG Sales Contract, as increased by the 15 Year Memorandum, are referred to herein as the "Original Quantities" and include the following: (i) the quantities of LNG sold and delivered pursuant to the Original Supply Agreements; and (ii) that portion of the "Korean Carry-Over Quantities" (as that term is defined in a Tripartite Agreement dated as of January 1, 1988, among Contractors, TOTAL, INPEX, Unocal Indonesia Ltd. ("UNOCAL") and MOBIL) for which the 1973 Sales Contract is the "Designated Sales Contract" (as that term is defined in the Tripartite Agreement), such Korean Carry-Over Quantities being the subject of separate supply agreements between PERTAMINA and Contractors, TOTAL, INPEX, and UNOCAL; and

    WHEREAS, pursuant to a Memorandum of Agreement dated as of September 7, 1989, PERTAMINA and Buyers agreed to make certain changes in the allowance and take-or-pay provisions and in the annual Fixed Quantities under the said LNG Sales Contract, and to give effect thereto PERTAMINA and Buyers have executed an amendment and restatement of the said LNG Sales Contract as of January 1, 1990, said Amended and Restated 1973 LNG Sales Contract being further amended pursuant to the Amendment to the 1973 LNG Sales Contract dated as of June 1, 1992 (such contract as so amended and restated and further amended being herein referred to as the "1973 Sales Contract", and unless otherwise so stated, any terms defined in the 1973 Sales Contract shall have the same meanings when used herein); and

    WHEREAS, as a result of the aforementioned changes to the 1973 Sales Contract occurring in 1990 and 1992, the Original Quantities have been increased by the following additional amounts of LNG (expressed in billions of BTU's) for the years 1997-1999 as stated in the second column in the table below (such quantities being herein referred to as the "Build-Down Quantities"), and accordingly for those years the total increased Fixed Quantities under the 1973 Sales Contract comprises Build-Down Quantities and Original Quantities as stated in the second and third columns respectively in the table below:

    Year    Build-Down         Original
            Quantities         Quantities
             (BBTU's)           (BBTU's)


    1997      86,135           336,478

    1998     238,716           183,897

    1999     341,726           80,887


    WHEREAS, PERTAMINA will make arrangements for the transportation of the quantities of LNG to be sold and delivered under the 1973 Sales Contract and for the payment of costs respecting such transportation (herein referred to as "Transportation Costs"); and

    WHEREAS, the 1973 Sales Contract provides that the Natural Gas to be processed into LNG and sold and delivered by PERTAMINA is to be produced from the Gas Supply Areas which include both
(i) the Bontang Gas Supply Area, which consists of the VICO Contract Area and the Other Contract Areas, and (ii) the Arun Gas Supply Area; and

    WHEREAS, if Pertamina, Contractors, the production sharing contractors in the Other Contract Areas, and MOBIL enter into an agreement that addresses the conditions under which one plant would supply any shortfall resulting from the other plant's inability to make available sufficient quantities of LNG to meet such plant's supply requirement for any Fixed Quantity Period and addresses compensation for any loss thereby incurred (the "Agreement on Transfers"), then quantities of LNG which are not available from the Arun Plant (as herein defined) to meet the Arun Supply Requirement (as herein defined) may be supplied and produced by the Bontang Plant; and

    WHEREAS, PERTAMINA and each Contractor desire to supply and deliver Natural Gas from the VICO Contract Area in support of the performance by PERTAMINA of an agreed portion of its obligations to deliver Build-Down Quantities under the 1973 Sales Contract; and

    WHEREAS, each Contractor desires to dispose of its Production Sharing Percentage of the VICO Contract Gas (as herein defined) in accordance with the terms of this Supply Agreement,

    NOW, THEREFORE, the parties agree as follows:

                                 ARTICLE 1

    This Supply Agreement shall be effective as of January 1, 1990, and shall terminate on the date the 1973 Sales Contract terminates.

ARTICLE 2

    2.1  Pursuant to Section 7.1(a) of the 1973 Sales
Contract, PERTAMINA is committed to sell and deliver and Buyers to purchase, receive and pay for, or pay for if not taken, the Fixed Quantity established for each Fixed Quantity Period. The Fixed Quantities of LNG to be sold, purchased, received and paid for (or paid for if not taken) under the 1973 Sales Contract as Build-Down Quantities shall include the following quantities of LNG to be supplied from the Bontang Gas Supply Area by the Bontang Plant, as stated in the second column in the table below (herein referred to as the "Bontang Supply Requirement"):

Year              Bontang           Bontang          Bontang
                  Build-Down        Original         Build-Down
                  Quantities        Quantities       Quantities
                   (BBTU's)          (BBTU's)        Percentage



1997                86,135            97,262           46.9664


1998               179,087                             17,486
91.1046

1999               181,958            14,615           92.5651


Accordingly, for those years the portion of Original Quantities to be supplied from the Bontang Gas Supply Area by the Bontang Plant is as stated in the third column above, and for the purposes of applying the further provisions hereof in any year the percentage shown in the fourth column above (representing the percentage which the Bontang Build-Down Quantities bears to the sum of the Bontang Original Quantities plus the Bontang Build-Down Quantities) in respect of such year is herein referred to as the "Bontang Build-Down Quantities Percentage".

The remaining Fixed Quantities of LNG to be sold and delivered under the 1973 Sales Contract as Build-Down Quantities (herein referred to as the "Arun Supply Requirement"), will be supplied from the Arun Gas Supply Area by the liquefaction facilities located at Lhok Seumawe, Aceh Province, North Sumatra (the "Arun Plant"), pursuant to a supply agreement, having terms compatible herewith, between PERTAMINA and MOBIL. The expressions "Bontang Supply Requirement" and "Arun Supply Requirement" when used herein shall include any adjustments thereto made pursuant to
Section 2.2 and/or Section 2.3 hereof.

    2.2 To the extent possible, all deliveries of Build-Down Quantities to Buyers shall be scheduled and made over each Fixed Quantity Period so as to ensure that each Fixed Quantity is supplied from the Bontang Plant and the Arun Plant in accordance with the Bontang Supply Requirement and the Arun Supply Requirement; provided, however, that if the number of BTU's delivered to Buyer from the Bontang Plant is greater than ("Oversupply") or less than ("Undersupply") the Bontang Supply Requirement at the end of any Fixed Quantity Period, then any Oversupply shall be subtracted from, and any Undersupply shall be added to, the Bontang Supply Requirement in respect of the next succeeding Fixed Quantity Period. PERTAMINA shall cause an appropriate balancing adjustment to be made to the Arun Supply Requirement.

    2.3 To the extent either the Bontang Plant or the Arun Plant is unable or is likely to be unable to make available sufficient quantities of LNG to meet such plant's supply requirement for any Fixed Quantity Period for any reason other than the failure or inability of Buyer to take available quantities of LNG, the applicable provisions of the Agreement on Transfers shall apply.

    2.4 As to each Fixed Quantity Period, if the quantities of LNG available from the Bontang Plant are sufficient to supply the Bontang Supply Requirement for such Fixed Quantity Period and the quantities of LNG available from the Arun Plant are sufficient to supply the Arun Supply Requirement for such Fixed Quantity Period, but the total quantities of LNG delivered by PERTAMINA under the 1973 Sales Contract are less than the total Fixed Quantity provided to be delivered during such Fixed Quantity Period under the 1973 Sales Contract, the total quantities of LNG required to be produced and sold by the Bontang Plant and delivered to Buyer during such Fixed Quantity Period shall be reduced in the proportion that the Bontang Supply Requirement for such Fixed Quantity Period bears to the total Fixed Quantity for the corresponding Fixed Quantity Period.

    2.5 Any Make-Up LNG relating to Build-Down Quantities to be delivered under Section 7.5 of the 1973 Sales Contract shall be allocated between the Bontang Plant and the Arun Plant in proportion to each plant's supply requirement for the Fixed Quantity Period or Periods in which the Quantity Deficiency occurred. Restoration Quantities relating to Build-Down Quantities to be delivered under Section 7.6 of the 1973 Sales Contract shall be allocated between the Bontang Plant and the Arun Plant in proportion to each plant's supply requirement for the Fixed Quantity Period or Periods in which the Force Majeure event occurred; provided, however, that Restoration Quantities resulting from an event of Force Majeure affecting Seller shall be allocated to a plant only to the extent that quantities which would otherwise have been supplied from such plant were reduced as a result of such event of Force Majeure.

ARTICLE 3

    3.1 The total quantity of net Natural Gas required to be supplied and delivered out of proved recoverable reserves of Natural Gas in East Kalimantan for liquefaction and sale as Build-Down Quantities is estimated to be 0.4762 trillion standard cubic feet ("t.s.c.f."). Such quantity is herein referred to as the "Build-Down Quantities Net Gas Requirement". The Build-Down Quantities Net Gas Requirement is based on the Bontang Supply Requirement.

    3.2 PERTAMINA and Contractors hereby commit and agree to supply and deliver from proved economically recoverable reserves of Natural Gas in specific fields within the VICO Contract Area sufficient Natural Gas (and LNG resulting from the liquefaction thereof) to meet a portion of the Build-Down Quantities Net Gas Requirement over the term of this Supply Agreement consisting of
0.1191 t.s.c.f., or 25.0000% thereof, subject to adjustment as provided in Section 3.4 hereof. Such quantities of net Natural Gas committed to be supplied pursuant to this Supply Agreement are herein referred to as the "VICO Contract Gas", and the above-stated percentage is herein referred to as the "Producers' Percentage". The specific fields from which the VICO Contract Gas will be committed, as well as the quantities committed from each field, will be identified in a supplemental memorandum to be entered into among PERTAMINA, Contractors and the production sharing contractors in the Other Contract Areas (the "Supplemental Memorandum"). The quantities committed from each field are subject to revision from time to time, as the reserves from the fields may be updated and as additional data, from deliverability studies and otherwise, become available.

    3.3  To meet the balance of the Build-Down Quantities Net
Gas Requirement, constituting 0.3571 t.s.c.f., or 75.0000% thereof, subject to adjustment as provided in Section 3.4 hereof, sufficient Natural Gas (and LNG resulting from the liquefaction thereof) will be committed for supply and delivery by PERTAMINA and its production sharing contractors from proved recoverable reserves of Natural Gas in the Other Contract Areas by separate supply agreements, similar hereto and compatible herewith, executed and delivered concurrently herewith (such amounts are herein collectively referred to as the "Other Contract Gas").
The specific fields from which the Other Contract Gas will be committed, as well as the quantities committed from each field, will be identified in the Supplemental Memorandum.

    3.4 The amounts of net Natural Gas constituting the VICO Contract Gas and the Other Contract Gas are part of the estimates of proved recoverable reserves of Natural Gas as certified by the independent consultant firm of DeGolyer and MacNaughton in written statements dated on or before April 30, 1992, based on data available on December 31, 1991.

            The quantities for the VICO Contract Gas and the Other Contract Gas set forth in Sections 3.2 and 3.3 hereof and the Producers' Percentage were established by PERTAMINA in its letter dated December 20, 1989 (No. 1852/D0000/89.S1) to be used only on a provisional basis until such time as DeGolyer and MacNaughton certified such reserves, following which the identity of the participating fields and the quantities in each field which comprise the VICO Contract Gas and the Other Contract Gas and the Producers' Percentage would be adjusted and documented in the Supplemental Memorandum in accordance with the Memorandum of Understanding Re: Supply Agreements and Package IV Sales, dated August 12, 1991, by and among PERTAMINA, Contractors and the production sharing contractors in the Other Contract Areas.

    3.5  Upon completion of the adjustments provided for in
Section 3.4 hereof, PERTAMINA and Contractors shall execute an addendum to this Supply Agreement confirming the VICO participating fields, the quantities in each field which comprise the VICO Contract Gas and the Other Contract Gas and the Producers' Percentage. Pending completion of such adjustments, the Producers' Percentage set out in Section 3.2 hereof shall be used on a provisional basis.

ARTICLE 4

    The VICO Contract Gas and the Other Contract Gas may be produced from participating fields at times and production rates which may change from time to time during the term hereof so as to secure the optimal ultimate recovery of Natural Gas. The supply of Natural Gas from the VICO Contract Area and the Other Contract Areas will be coordinated by PERTAMINA so as to conserve and permit full utilization of such Natural Gas. The sources of supply, producing rates, quality of gas, metering and related matters shall be matters for study by the East Kalimantan Gas Reserves Management Committee, consisting of representatives from PERTAMINA, VICO, TOTAL and UNOCAL.

ARTICLE 5

    5.1 PERTAMINA shall be responsible for the due and prompt administration of the 1973 Sales Contract for the benefit of PERTAMINA and Contractors. All matters which affect the 1973 Sales Contract or the sale and delivery of LNG thereunder will be administered by a representative to be appointed by PERTAMINA and the representative appointed by Contractors under Article 8 hereof. It is understood, however, that it will be necessary from time to time for PERTAMINA, as seller under the 1973 Sales Contract, to take certain administrative and operational actions without prior consultation where immediate action is required. Contractors will be promptly advised of any such action.

    5.2 PERTAMINA and Contractors agree to consult with each other freely on all matters relating to the 1973 Sales Contract. PERTAMINA and Contractors shall confer and agree as to any amendment to the 1973 Sales Contract or to any permitted action or election thereunder which constitutes a material adjustment in the quantities of LNG to be sold and delivered thereunder or a change in the terms thereof. At the request of any party hereto, a memorandum evidencing any such agreement shall be prepared as soon as feasible and signed by each party hereto.

    5.3 PERTAMINA will cause the LNG resulting from the liquefaction of the VICO Contract Gas and the Other Contract Gas to be delivered to Buyer at the Delivery Point. Title to each Contractor's share of the LNG extracted from the VICO Contract Gas shall pass to PERTAMINA eo instante with the passage of title from PERTAMINA to Buyer.

    5.4 The interests of PERTAMINA and each Contractor in each cargo of LNG transported by PERTAMINA from the Bontang Plant shall be adequately insured pursuant to arrangements mutually agreed to by PERTAMINA and each Contractor. PERTAMINA and each Contractor shall be entitled to receive its Production Sharing Percentage of the Producers' Percentage of any proceeds paid under a marine insurance policy covering a cargo of LNG being transported from the Bontang Plant. Such proceeds shall be remitted by the insurer directly to the bank designated as Trustee pursuant to Article 6 hereof.

    5.5 At the time of delivery of each cargo of LNG to Buyer at the Delivery Point, PERTAMINA will furnish Contractors with appropriate documentation to evidence the quantity and quality of LNG delivered, together with copies of the invoices to Buyer covering such shipment. PERTAMINA will also furnish Contractors with a copy of each invoice or billing delivered to Buyer on account of interest or other payment obligation of Buyer under the 1973 Sales Contract concurrently with its being furnished to Buyer. Calculation of the Contract Sales Price, the amount of sales invoices and other billings to Buyer, and any adjustments, shall be reviewed and approved by PERTAMINA and Contractors prior to presentation to Buyer.

ARTICLE 6

    6.1 For the Fixed Quantity Periods 1997-1999 a portion of each obligation ("Contract Obligation") due from a Buyer pursuant to the 1973 Sales Contract in respect of quantities of LNG sold and delivered from the Bontang Plant or in respect of quantities of LNG required to be taken from the Bontang Plant but which are not taken shall be deemed to constitute an amount payable in respect of Build-Down Quantities (each such portion is herein referred to as a "Build-Down Quantities Payment"). The Build-Down Quantities Payment shall be calculated as the quantity of LNG (expressed in millions of BTU's) upon which the relevant invoice is based (herein called the "Invoice Quantity") multiplied by the Bontang Build-Down Quantities Percentage multiplied by the Contract Sales Price in effect as of the date the relevant Contract Obligation accrued.

    6.2 PERTAMINA, Contractors, and the production sharing contractors in the Other Contract Areas shall execute a memorandum of agreement further describing the method by which the Build-Down Quantities Payment is to be determined and paid.

    6.3 The amounts to be paid to each Contractor for its share of the LNG resulting from the liquefaction of Natural Gas to be supplied under this Supply Agreement shall be its Production Sharing Percentage of the Producers' Percentage of the sum of:

    (a) all amounts to be paid by Buyers to PERTAMINA for Build-Down Quantities sold and delivered from the Bontang Plant under the 1973 Sales Contract;

    (b) all other amounts which a Buyer shall become obligated to pay pursuant to the 1973 Sales Contract with regard to deliveries of Build-Down Quantities from the Bontang Plant or otherwise relating to the Bontang Supply Requirement, including, but not limited to:
         (i) amounts payable by such Buyer for its failure to take quantities it is obligated to purchase under the 1973 Sales Contract;

         (ii) any incremental payments applicable to make-up deliveries; and

         (iii) any interest accruing on overdue invoice payments;

    (c) amounts payable by insurers in respect of LNG resulting from the liquefaction of the VICO Contract Gas and the Other Contract Gas; and

    (d) interest earned on any of the amounts referred to in this Section 6.3.

    6.4 In order to arrange for the receipt by each Contractor of the payments to which such Contractor is entitled under
Section 6.3 hereof, PERTAMINA hereby assigns to each Contractor that Contractor's Production Sharing Percentage of the Producers' Percentage of all amounts referred to in Section 6.3 hereof.

    6.5 Throughout the term of this Supply Agreement, all those payments referred to in Section 6.3 hereof shall be paid in U.S. Dollars, directly to Continental Bank International in New York City (or such other leading bank in the United States as shall be selected by PERTAMINA and approved by Contractors) pursuant to that certain Amended and Restated Bontang Excess Sales Trustee and Paying Agent Agreement, dated as of February 9, 1988, among PERTAMINA, Contractors, the production sharing contractors in the Other Contract Areas and the Trustee thereunder, as the same may be from time to time amended.
Amounts so received by the Trustee shall be used for payment of
(i) an agreed portion of Plant Operating Costs, (ii) Transportation Costs in respect of LNG sold and delivered from the Bontang Plant, and (iii) other costs approved by PERTAMINA and Contractors. Amounts received by the Trustee, to the extent that they are not used for payment of the costs referred to in the preceding sentence, shall, insofar as they are applicable to the VICO Contract Gas, be disbursed to PERTAMINA and each Contractor in accordance with its Production Sharing Percentage at a bank or banks of its choice.

    6.6      (a)   The right of Contractors to the payments
provided for in this Article 6 shall extend throughout the term of this Supply Agreement and shall not be affected by the production rates or sources of Natural Gas supplied from the VICO Contract Gas or the Other Contract Gas from time to time during the term hereof.

         (b) If the quantities of net Natural Gas produced from the participating fields within the VICO Contract Area and delivered pursuant to this Supply Agreement exceed in the aggregate the quantity of the VICO Contract Gas, the Producers' Percentage (and the percentage of the revenues to be paid to PERTAMINA and Contractors hereunder) will not be increased, and Contractors, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net Natural Gas from reserves in the Other Contract Areas equal to such excess quantities.

         (c) If the quantities of net Natural Gas produced from the participating fields within the VICO Contract Area and delivered pursuant to this Supply Agreement are in the aggregate less than the quantity of the VICO Contract Gas, the Producers' Percentage (and the percentage of the revenues to be paid to PERTAMINA and Contractors hereunder) will not be reduced, and the production sharing contractors in the Other Contract Areas and any new contract area, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net Natural Gas from reserves in the VICO Contract Area equal to excess quantities delivered from sources within the Gas Supply Area.

ARTICLE 7

    All disputes arising in connection with this Supply
Agreement shall be finally settled by arbitration conducted in the English language in Paris, France, by three arbitrators under the Rules of Arbitration of the International Chamber of Commerce. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a juridical acceptance of the award and an order of enforcement, as the case may be.
    This Supply Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, United States of America.

ARTICLE 8

    VICO is designated representative by Contractors for performance on behalf of Contractors of their obligation under
Section 5.1 hereof and for the giving of notices, responses or other communications to and from Contractors under this Supply Agreement. Such representative may be changed by written notice to such effect from Contractors to PERTAMINA.

ARTICLE 9

    Any notices to the parties shall be in writing and sent by mail, cable, telex or telecopy to the following addresses:

    To PERTAMINA:

    PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
    (PERTAMINA)
    Jalan Medan Merdeka Timur 1 A
    Jakarta, Indonesia
    Attention:  Head of BPPKA

    Cable:  PERTAMINA, Jakarta, Indonesia
    Telex:  PERTAMINA, 44134 Jakarta
    Telecopy:  3846932


    To Contractors:

    VIRGINIA INDONESIA COMPANY (VICO)
    6th Floor, Kuningan Plaza
    South Tower
    Jl. H.R. Rasuna Said Kav. C11-14
    P.O. Box 2828
    Jakarta Selatan, Indonesia
    Attention:  President - VICO Indonesia

    Cable:  VICO
    Telex:  79644421
    Telecopy:  5200174 or 3800037

         cc:     VIRGINIA INDONESIA COMPANY
            One Houston Center
            1221 McKinney
            Suite 624
            P.O. Box 1551
            Houston, Texas 77251-1551
            U.S.A.
            Attention:  Chairman

            Telex:  166-100
            Telecopy:  (713) 754-6698


A party may change its address by written notice to the other parties.

                                ARTICLE 10

    10.1 This Supply Agreement shall not be amended or modified except by written agreement signed by the parties hereto.

    10.2 This Supply Agreement shall inure to the benefit of, and be binding upon, PERTAMINA and each Contractor, their respective successors and assigns, provided that this Supply Agreement shall be assignable by a Contractor only if such Contractor concurrently assigns to the same assignee an equal interest in the Production Sharing Contracts.

    10.3 The parties to this Supply Agreement shall be the only persons or entities entitled to enforce the obligations hereunder of the other parties hereto, and no persons or entities not parties to this Supply Agreement shall have the right to enforce any of the obligations hereunder of any of the parties hereto.

    IN WITNESS WHEREOF, PERTAMINA and Contractors have caused their duly authorized representatives to execute this Supply
Agreement as of the day and year first written above, but effective as of January 1, 1990.



PERUSAHAAN PERTAMBANGAN MINYAK    CONTRACTORS:
DAN GAS BUMI NEGARA (PERTAMINA)
    VIRGINIA INDONESIA COMPANY



BY _________/s/_______________    BY __________/s/__________


    LASMO SANGA SANGA LIMITED



    BY ___________/s/_________


    OPICOIL HOUSTON, INC.



    BY ____________/s/________


    UNION TEXAS EAST KALIMANTAN
     LIMITED



    BY ___________/s/_________


    UNIVERSE GAS & OIL COMPANY, INC.



    BY ___________/s/_________


    VIRGINIA INTERNATIONAL COMPANY



    BY ____________/s/________